EXHIBIT 23(a)

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT TO
                              CERTIFICATE OF TRUST


     Pursuant to Title 12, ss.3810(b) of the Delaware Code, THE RISA INVESTMENT TRUST, a Delaware business trust, (the "Trust") hereby executes the following Certificate of Amendment:

1. The name of the Trust is THE RISA INVESTMENT TRUST.

2. The Trust hereby amends and restates paragraph 1 of its Certificate of Trust dated December 30, 1998 to read in its entirety as follows:

     1. NAME. The name of the business trust formed hereby is "HARVEST FUNDS."

3. This Certificate of Amendment of the Certificate of Trust has been duly adopted by a majority of the Trustees.

4. This Certificate of Amendment shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned Trustee has executed this Certificate on the 2nd day of September, 1999.


                                           By: /s/ Oliver St. C. Franklin
                                               --------------------------------
                                               Oliver St. C. Franklin, Chairman